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                                                                   Exhibit 21.1

                    List of Subsidiaries of Coach

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

Name                                                     Jurisdiction of
----                                               Incorporation/Organization
                                                   --------------------------
1.    Coach Stores Puerto Rico, Inc.               Delaware
2.    Coach Leatherware International, Inc.        Delaware
3.    Coach Europe Services S.r.l.                 Italy
4.    Coach (U.K.) Ltd.                            United Kingdom
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